Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

PRIVOZ

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated January 24, 2014, relating to the financial statements of PRIVOZ for the period from November 22, 2013 (Inception) to December 31, 2013.

January 24, 2014

/s/ Thomas A. Ralston CPA

Temecula, California